Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Participants and the Board of Directors of the
KEMET Employees’ Savings Plan:

We consent to the incorporation by reference in the Registration Statement (No. 33-60092) on Form S-8 of our report dated June 28, 2018, relating to our audit of the financial statements of the KEMET Employees’ Savings Plan, which appears in this Annual Report on Form 11-K of the KEMET Employees’ Savings Plan for the year ended December 31, 2017.

/s/ Elliott Davis, LLC

Greenville, South Carolina
June 28, 2018